Exhibit 99.2

STRICTLY PRIVATE AND CONFIDENTIAL Q3 2020 Results Presentation October 26, 2020 HBT Financial, Inc.

Forward-Looking Statements Certain statements contained in this presentation are forward-looking statements. Forward-looking statements may include statements relating to our future plans, strategies and expectations, as well as the economic impact of COVID-19 and the related impacts on our future financial results and statements about our near-term outlook, including near-term loan growth, net interest margin, provision for loan losses, service charges on deposit accounts, mortgage banking profits, wealth management fees, expenses, asset quality, capital levels and continued earnings. Forward looking statements are generally identifiable by use of the words ‘‘believe,’’ “may,” “will,” “should,” “could,” “expect,” “estimate,” “intend,” “anticipate,” “project,” “plan” or similar expressions. Forward looking statements are frequently based on assumptions that may or may not materialize and are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from the results anticipated or projected and which could materially and adversely affect our operating results, financial condition or prospects include, but are not limited to: the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impacts of the COVID-19 pandemic and governmental responses to the pandemic on our operations and our customers’ businesses; the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect our capital levels and earnings, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; our asset quality and any loan charge-offs; the composition of our loan portfolio; time and effort necessary to resolve nonperforming assets; environmental liability associated with our lending activities; the effects of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin, our investments, and our loan originations, and our modelling estimates relating to interest rate changes; our access to sources of liquidity and capital to address our liquidity needs; our inability to receive dividends from the chartered banks we own (the “Banks”), pay dividends to our common stockholders or satisfy obligations as they become due; the effects of problems encountered by other financial institutions; our ability to achieve organic loan and deposit growth and the composition of such growth; our ability to attract and retain skilled employees or changes in our management personnel; any failure or interruption of our information and communications systems; our ability to identify and address cybersecurity risks; the effects of the failure of any component of our business infrastructure provided by a third party; our ability to keep pace with technological changes; our ability to successfully develop and commercialize new or enhanced products and services; current and future business, economic and market conditions in the United States generally or in Illinois in particular; the geographic concentration of our operations in the State of Illinois; our ability to effectively compete with other financial services companies and the effects of competition in the financial services industry on our business; our ability to attract and retain customer deposits; our ability to maintain our Banks’ reputations; possible impairment of our goodwill and other intangible assets; the impact of, and changes in applicable laws, regulations and accounting standards and policies; our prior status as an “S Corporation” under the applicable provisions of the Internal Revenue Code of 1986, as amended; possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations; the effectiveness of our risk management and internal disclosure controls and procedures; market perceptions associated with certain aspects of our business; the one-time and incremental costs of operating as a standalone public company; our ability to meet our obligations as a public company, including our obligations under Section 404 of Sarbanes-Oxley; and damage to our reputation from any of the factors described above or elsewhere in this presentation. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update any forward-looking statement in the future, or to reflect circumstances and events that occur after the date on which the forward-looking statement was made. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures. While HBT Financial, Inc. (“HBT” or the “Company”) believes these are useful measures for investors, they are not presented in accordance with GAAP. You should not consider non-GAAP measures in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Because not all companies use identical calculations, the presentation herein of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Tax equivalent adjustments assume a federal tax rate of 21% and state income tax rate of 9.50% during the three months ended March 31, 2020, June 30, 2020, and September 30, 2020, the nine months ended September 30, 2020 and years ended December 31, 2019 and 2018, and a federal tax rate of 35% and state income tax rate of 8.63% for the year ended December 31, 2017. For a reconciliation of the non-GAAP measures we use to the most comparable GAAP measures, see the Appendix to this presentation. 1

Q3 2020 highlights Continued disciplined growth ◼ Total assets increased $34 million, or 1%, from the second quarter driven by the issuance of subordinated notes with the proceeds primarily invested in securities ◼ Total deposits were substantially unchanged and the cost of total deposits declined 3 basis points to just 0.11% ◼ Loan-to-deposits ratio held steady at 75.6% compared to 75.5% at Q2 2020 Upheld Midwestern values ◼ Supported clients through waiving or refunding certain deposit fees, loan deferrals and PPP loans ◼ Placed the health of customers and employees first by implementing enhanced cleaning protocols and other safety measures at all locations Maintained strong profitability ◼ Net income of $10.6 million, or $0.38 per diluted share; return on average assets (ROAA) of 1.20%; and return on average tangible common equity (ROATCE)(1) of 12.80% ◼ Adjusted net income(1) of $10.8 million; or $0.39 per diluted share, adjusted ROAA(1) of 1.22%; and adjusted ROATCE(1) of 13.03% Prioritized safety and soundness ◼ Nonperforming loans totaled $15.2 million, or 0.67% of total loans, compared with $14.0 million, or 0.61% of total loans, at Q2 2020, and $19.1 million, or 0.88% of total loans, at Q3 2019 ◼ COVID-19 related loan modifications declined 82% to $36.4 million (1.6% of total loans), compared with $203.2 million (8.9% of total loans) at Q2 2020 ◼ Recorded net charges offs of just $243 thousand (0.04% of average loans) 1 See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures. 2

Company snapshot

Overview

- ✓ Company incorporated in 1982 from base of family-owned banks and completed its IPO in October 2019
- ✓ Headquartered in Bloomington, IL, with operations in Central Illinois and the Chicago MSA
- ✓ Leading market position in majority of core mid-sized markets in Central Illinois
- ✓ Strong deposit franchise with 11bps cost of deposits, 99% core deposits[2]
- ✓ Conservative credit culture, with 1bp NCOs on originated loans during the nine months ended September 30, 2020[3]
- ✓ High profitability sustained through cycles

Loan composition


Municipal, consumer & other 5%
C&I 17%
Commercial
CRE–Owner occupied 10%
Agricultural & farm land 10%
CRE–Non-owner occupied 23%
Regulatory CRE
C&D 12%
Multi-family 9%
1-4 Family residential 14%

Deposit composition


Time 10%
Noninterest-bearing demand 28%
Interest-bearing demand 29%
Money Market 16%
Savings 16%

Financial highlights ($mm)

	As of or for the period ended	2017	2018	2019	Q3-20 YTD
Balance sheet	Total assets	$3,313	$3,250	$3,245	$3,535
	Total gross loans, HFI[1]	2,116	2,144	2,164	2,280
	Total deposits	2,856	2,796	2,777	3,017
	% Core deposits[2]	98.5%	98.7%	98.4%	99.2%
	Loans-to-deposits	74.1%	76.7%	77.9%	75.6%
Key performance indicators	Adjusted ROAA[4]	1.20%	1.55%	1.78%	1.08%
	Adjusted ROATCE[4]	13.0%	16.7%	18.3%	11.4%
	Cost of deposits	0.17%	0.21%	0.29%	0.16%
	NIM[5]	4.01%	4.25%	4.38%	3.69%
	Yield on loans	5.09%	5.35%	5.51%	4.74%
	Efficiency ratio[5]	57.7%	54.3%	53.1%	60.4%
Credit & capital	NCOs / loans	0.15%	0.23%	0.07%	0.04%
	Originated NCOs / loans[3]	0.14%	0.17%	0.04%	0.01%
	NPLs / gross loans	1.04%	0.74%	0.88%	0.67%
	Originated NPLs / loans[3]	0.85%	0.54%	0.54%	0.47%
	NPAs / Loans + OREO	1.81%	1.18%	1.11%	0.83%
	Originated NPAs / Loans + OREO	1.17%	0.61%	0.59%	0.52%
	CET1 (%)	12.1%	12.7%	12.2%	12.5%

Note: Financial data as of and for the three months ended September 30, 2020 unless otherwise indicated; [1] Gross loans includes loans before allowance for loan losses; excludes loans held for sale; [2] Core deposits defined as all deposits excluding time deposits of $250,000 or more and brokered deposits; for reconciliation with GAAP metric, see "Non-GAAP reconciliations"; [3] Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company's underwriting criteria; metrics derived from originated loan data are non-GAAP metrics; for a reconciliation with GAAP metrics, see "Non-GAAP reconciliations"; [4] Metric based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metric, see "Non-GAAP reconciliations"; net income presented on C-Corporation equivalent basis; [5] Tax-equivalent basis metric; for reconciliation with GAAP metric, see "Non-GAAP reconciliations"

HBT Financial

3

Impact of COVID-19 in Illinois Source: The COVID Tracking Project (cumulative case data through October 18); CDC (data on COVID-19 cases in the last 7 days is through October 17) Cumulative COVID-19 Cases (Confirmed & Probable) in Illinois ◼ Like the rest of the U.S., COVID-19 remains a challenge for Illinois ➢ The number of new cases (confirmed & probable) increased to 4,245 on October 18th, which compares to the daily average of 1,968 new cases in September ➢ Illinois was the state with the 2nd highest number of cases in the last 7 days as of October 17th ➢ Citing a dramatic increase in the number of coronavirus cases since the start of October, Chicago Mayor Lori Lightfoot warned on October 19th that stricter guidelines may be reimposed on businesses ◼ Cook County accounted for 48% of Illinois’ cumulative confirmed COVID-19 cases as of October 18th, which is down from nearly 70% earlier this year and indicative of a widening case spread ◼ Illinois entered Phase 4 of its reopening plan on June 26th ➢ Restaurants and bars can open for indoor dining at fractional capacity and gatherings of up to 50 people ➢ Gyms, movie theaters, casinos, and video game establishments are also allowed to operate ➢ Certain counties have more restrictive mitigation guidelines in effect, such as a ban on indoor dining ◼ Illinois is only likely to transition to Phase 5 of its reopening plan, a full reopening, when a vaccine or highly effective COVID-19 treatment is available ➢ All sectors reopen in Phase 5 with businesses, schools, and recreation resuming normal operations and festivals and large events permitted to take place 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 3/31 4/30 5/31 6/30 7/31 8/31 9/30 10/18 States with the most COVID-19 Cases in the last 7 Days 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 TX IL FL CA WI NC TN 4

Paycheck Protection Program (PPP) Details PPP Loans by Portfolio as of September 30, 2020 Portfolio Balance ($000) Commercial and industrial $168,466 Agricultural and farmland 4,179 Municipal, consumer, and other 7,095 Total PPP Loans $179,740 ◼ PPP loan balances, net of deferred origination fees, totaled $180 million (8% of total loans) as of September 30, 2020 ➢ Deferred origination fees on PPP loans totaled $5.4 million as of September 30, 2020 ◼ Deferred origination fees amortized over life of loan; accelerated upon forgiveness or repayment ➢ Deferred origination fees on PPP loans of $0.9 million were recognized as loan interest income during the three months ended September 30, 2020 ◼ 68% of the total number of PPP loans with aggregate balances of $27.9 million have principal balances of $50,000 or less and are thus eligible for streamlined forgiveness ◼ Will begin taking forgiveness applications for PPP loans of $50,000 or less in October 5

COVID-19 Loan Modification Update

- Loans in modifications declined 82% from the second quarter to $36.4 million, or 1.6% of total loans, as of September 30, 2020
  - $16.1 million of the loans still in modification as of September 30, 2020 had returned to regular payments as of October 21, 2020
  - Of the loans still in modification as of September 30, 2020, 30% are rated substandard, 12% are rated pass-watch and 58% are rated pass
- The total number of loans with modifications declined from 395 as of June 30, 2020 to just 57 as of September 30, 2020 and 36 as of October 21, 2020
- Substantially all loan modifications were for a three-month interest-only period or a one-month payment deferral, with some loans receiving more than one modification

Loan Modification Balances ($mm)

	Loan Modification Balance			% of Total Loans		% of Total Loans Excluding PPP Loans	
Portfolio	6/30/20	9/30/20	% Change	6/30/20	9/30/20	6/30/20	9/30/20
Commercial Real Estate[1]	$119.6	$19.4	(84)%	5.2%	0.9%	5.7%	0.9%
Commercial[2]	64.1	12.0	(81)%	2.8%	0.5%	3.1%	0.6%
Agriculture and Farmland	4.2	3.2	(24)%	0.2%	0.1%	0.2%	0.1%
1-4 Family Residential	15.0	1.8	(88)%	0.7%	0.1%	0.7%	0.1%
Municipal, Consumer, & Other	0.4	0.0	(92)%	0.0%	0.0%	0.0%	0.0%
Total	**$203.2**	**$36.4**	**(82)%**	**8.9%**	**1.6%**	**9.7%**	**1.7%**

[1] Includes non-owner occupied CRE, construction and land development, and multi-family
[2] Includes commercial and industrial and owner-occupied CRE

HBT Financial

6

Loan Portfolio Overview: Commercial Real Estate

- $998 million portfolio as of September 30, 2020
  - $532 million in non-owner occupied CRE primarily supported by rental cash flow of the underlying properties
  - $266 million in construction and land development loans primarily to developers to sell upon completion or for long-term investment
  - $199 million in multi-family loans secured by 5+ unit apartment buildings
- Vast majority of loans originated to experienced real estate developers within our markets
- Guarantees required on majority of originated loans

Commercial Real Estate Loan Mix



Multi-Family 31%
Retail 13%
Warehouse/ Manufacturing 13%
Office 13%
Senior Living Facilities 8%
1-4 Family Construction 6%
Land and Lots 5%
Medical 3%
Hotels 2%
Auto Repair & Dealers 2%
Other* 4%

Details on Select CRE Portfolios

Portfolio[1]	Balance ($mm)	Average Loan Size ($mm)	Weighted Average LTV	% Rated Substandard	% Received a COVID-19 Modification	% Still in a COVID-19 Modification
Multi-family	$199.4	$1.0	62.0%	0.4%	15.6%	0.5%
Retail	$128.3	$1.1	56.4%	5.4%	45.9%	7.0%
Office	$125.7	$1.0	56.8%	3.3%	7.1%	1.1%
Warehouse/ Manufacturing	$95.1	$0.9	53.9%	0.0%	13.8%	0.0%
Senior Living	$78.4	$3.4	53.0%	21.5%	0.0%	0.0%
Hotels	$22.7	$1.6	57.4%	29.5%	73.1%	26.8%
Restaurants	$7.2	$0.6	65.6%	6.6%	40.3%	8.8%

[1] Excludes Construction Loans

* Includes restaurant/bar exposure of $7.2 million or 0.7% of CRE loans

HBT Financial

7

Loan Portfolio Overview: Commercial ◼ $389 million C&I loans outstanding as of September 30, 2020 ➢ For working capital, asset acquisition, and other business purposes ➢ Underwritten primarily based on borrower’s cash flow and majority further supported by collateral and personal guarantees; loans based primarily in-market ◼ $225 million owner-occupied CRE outstanding as of September 30, 2020 ➢ Primarily underwritten based on cash flow of business occupying properties and supported by personal guarantees; loans based primarily in-market Auto Repair & Dealers 15% Health Care and Social Assistance 13% Wholesale Trade 11% Construction 8% Real Estate and Rental and Leasing 8% Arts, Entertainment, and Recreation 7% Retail Trade- Other 6% Manufacturing 6% Professional, Scientific, and Technical Services 5% Restaurants and Bars 4% Finance and Insurance 2% Other 15% Commercial Loan Mix1 1 Commercial loan mix excludes $168 million in PPP loans 8 Portfolio1 Balance ($mm) Average Loan Size ($mm) % Rated Substandard % Received a COVID-19 Modification % Still in a COVID-19 Modification Auto Repair & Dealers $68.3 $0.5 0.7% 35.5% 0.0% Health Care & Social Assistance $59.4 $0.2 4.3% 13.6% 0.5% Retail Trade $28.0 $0.1 20.2% 28.3% 0.0% Arts, Entertainment & Recreation $32.3 $0.4 1.5% 16.5% 13.3% Restaurants $19.6 $0.1 16.1% 56.2% 8.2% Details on Select Commercial Portfolios

Loan Portfolio Overview: Agriculture and Farmland ◼ $236 million portfolio as of September 30, 2020 ◼ Federal crop insurance programs mitigate production risks ◼ No customer accounts for more than 4% of the agriculture portfolio ◼ Weighted average LTV on Farmland Loans is 52.7% ◼ 1.8% received a COVID-19 modification and 1.3% was still in modification as of September 30, 2020 ◼ 6.5% is rated substandard as of September 30, 2020 ◼ Over 70% of agricultural borrowers have been with the Company for at least 10 years, and nearly half for more than 20 years Agriculture and Farmland Loan Mix1 Farmland 59% Crops 33% Equipment finance 5% Livestock 3% 1 Agriculture and Farmland loan mix excludes $4 million in PPP loans 9

Loan Portfolio Overview: 1-4 Family Residential Mortgage ◼ $308 million in-house portfolio as of September 30, 2020 ◼ Weighted average LTV is 61.2% ◼ 6.4% received a COVID-19 modification and 0.6% was still in modification as of September 30, 2020 ◼ 4.2% is rated substandard 1st Mortgages Non-owner Occupied 48% 1st Mortgages Owner Occupied 27% HELOCs and 2nd Mortgages 25% 1-4 Family Residential Loan Mix ◼ $1.09 billion sold to the secondary market with servicing retained as of September 30, 2020 ◼ Loan modifications related to COVID-19 offered in the form of forbearance ➢ As of September 30, 2020, made 196 loan modifications for $22 million which represents 2% of the September 30, 2020 secondary market residential portfolio ◼ Q4 2020 residential mortgage origination volume is expected to remain healthy as the low interest rate environment supports refinance activity, but still moderate from Q3 2020’s level due to normal seasonality In-house 1-4 Family Residential Mortgage Portfolio Secondary Market 1-4 Family Residential Mortgage Portfolio Residential Mortgage Loan Origination Volume ($mm) $0 $20 $40 $60 $80 $100 $120 $140 3Q19 4Q19 1Q20 2Q20 3Q20 10

Loan Portfolio Overview: Municipal, Consumer and Other ◼ $123 million portfolio as of September 30, 2020 ➢ Loans to municipalities are primarily federally tax-exempt ➢ Consumer loans include loans to individuals for consumer purposes and typically consist of small balance loans ◼ Commercial Tax-Exempt - Senior Living ➢ $33.4 million portfolio with $5.6 million average loan size ➢ Weighted average LTV of 88.8% ➢ 39.4% is rated substandard ➢ No loans have received a COVID-19 modification ◼ Commercial Tax-Exempt – Medical ➢ $20.6 million portfolio with $2.1 million average loan size ➢ Weighted average LTV of 39.8% ➢ No loans are rated substandard ➢ No loans have received a COVID-19 modification Municipal, Consumer and Other Loan Mix1 Commercial Tax-Exempt (Senior Living) 29% Municipalities 20% Commercial Tax-Exempt (Medical) 18% Consumer 12% Other 21% 1 Municipal, Consumer and Other loan mix excludes $7 million in PPP loans 11

Loan Portfolio Overview: Asset Quality and Reserves ◼ At September 30, 2020, non-performing assets were $19.1 million, or 0.54% of total assets compared to $24.1 million, or 0.74% of total assets at December 31, 2019 ◼ Net charge-offs were $0.7 million, or 0.04% on an annualized basis for the nine months ended September 30, 2020 ◼ Substandard loans increased $9.6 million to $102.4 million and Pass-Watch loans increased $31.7 million to $181.8 million as of September 30, 2020 when compared to June 30, 2020 Non-performing assets/ Total assets % and Net charge-off % ◼ Allowance for loan losses totaled $31.7 million, or 1.39% of loans before allowance, at September 30, 2020 compared to $22.3 million, or 1.03% at December 31, 2019 ➢ Excluding $179.7 million in PPP loans, the ALLL ratio reached 1.51% at September 30, 2020 ◼ In addition to our allowance for loan losses, we had $2.5 million in credit-related discounts on acquired loans at September 30, 2020 compared to $3.0 million at June 30, 2020 Asset quality impact from COVID-19 is modest so far Augmenting allowance for loan losses Allowance for loan losses to total loans (%) 1.16 1.17 0.78 0.74 0.54 0.23 0.15 0.23 0.07 0.04 2016 2017 2018 2019 Q3-20 YTD NPAs/ Total Assets % NCO % 0.94 0.93 0.96 1.03 1.39 2016 2017 2018 2019 3Q20 12

Capital and Liquidity Overview CET 1 Risk-based Capital Ratio (%) Leverage Ratio (%) Tangible Common Equity to Tangible Assets (%)1 Liquidity Sources ($000) 12.21 12.09 12.71 12.15 12.52 2016 2017 2018 2019 3Q20 9.93 9.94 10.80 10.38 10.04 2016 2017 2018 2019 3Q20 8.94 8.94 9.67 9.49 9.36 2016 2017 2018 2019 3Q20 Liquidity Source As of 9/30/20 Balance of Cash and Cash Equivalents $236,724 Market Value of Unpledged Securities 540,786 Available FHLB Advance Capacity 337,043 Available Fed Fund Lines of Credit 90,000 Total Estimated Liquidity $1,204,553 1 For reconciliation with GAAP metric, see “Non-GAAP reconciliations” 13

Securities Portfolio Overview

Overview

- Company owns debt securities with a total carrying value of $889mm, consisting primarily of the following types of fixed income instruments:
  - Agency MBS: MBS pass-throughs, CMOs, and Agency CMBS
  - Municipal Bonds: weighted average NRSRO credit rating of AA/Aa2
  - Corporate Bonds: AAA covered bonds, Supra Sovereign Debt, and Investment Grade Corporate and Bank Subordinated Debt
  - Government Agency Debentures and SBA-backed Full Faith and Credit Debt
- Investment strategy focused on maximizing returns and reducing the Company's asset sensitivity with high credit quality intermediate duration investments
- Company emphasizes predictable cash flows that limit faster prepayments when rates decline or extended durations when rates rise
- Current portfolio performance outperforms peers with higher average book yield, greater unrealized gains, and more stable cashflows in changing rate environments

Key investment portfolio metrics

($000)	AFS	HTM	Total
Amortized Cost	$791,533	$74,510	$866,043
Fair Value	814,798	78,891	893,689
Unrealized Gain/(Loss)	23,265	4,381	27,646
Book Yield	2.06%	2.92%	2.13%
Effective Duration	3.37	3.63	3.39

Available for Sale



Corporate
3.44%
U.S Gov't
Agency
1.80%
Agency
CMBS
2.20%
Muncipal
2.19%
Agency
RMBS
1.50%

Balance: $815mm
Yield: 2.06%

Held to Maturity



U.S Gov't
Agency
3.51%
Agency
CMBS
2.68%
Agency
RMBS
2.35%

Balance: $75mm
Yield: 2.92%

Financial data as of September 30, 2020

HBT Financial

14

Near-Term Outlook ◼ Loan pipelines remain healthy but near-term loan growth (excluding the impact of PPP loans) is expected to be relatively flat over the next quarter ◼ NIM pressure (excluding the impact of PPP loans and excess liquidity) is expected to persist for the next couple of quarters but moderate ◼ Mortgage banking profits are expected to remain strong in Q4 2020 based on current pipelines and the low interest rate environment supporting strong refinance activity, but still decline from levels in Q3 2020 due to normal seasonality ◼ Service charges on deposit accounts expected to continue to recover in line with customer activity ◼ Noninterest expenses are expected to remain close to Q3 2020 levels in Q4 2020 ◼ Conservative underwriting philosophy helps to mitigate near-term asset quality pressure and credit metrics remain solid ◼ Strong capital levels and continued earnings to allow the Company to continue supporting its clients and its current cash dividend ◼ The $40 million subordinated note issuance provides a buffer against higher than estimated credit losses and additional regulatory capital to support organic growth and/or potential acquisitions 15

Our history Fred Drake named President and CEO of Heartland Bank and Trust Company and led its entry into Bloomington-Normal 1992 1964 - 1982 George Drake purchases El Paso National Bank and assembles group of banks in rural communities in Central IL M.B. Drake starts bank in Central IL 1920 HBT Financial, Inc. incorporated as a multi- bank holding company owning three banks 1982 1997 All five banks owned by HBT Financial, Inc. were merged into Heartland Bank and Trust Company Wave of FDIC- assisted and strategic acquisitions, including expansion into the Chicago MSA 2010-2015 Acquisition of Lincoln S.B. Corp (State Bank of Lincoln) 20181 Company crosses $1bn in assets 2007 1999 - 2008 Entry into several new markets in Central IL through de novo branches and acquisitions 1 Although the Lincoln Acquisition is identified as an acquisition above, the transaction was accounted for as a change of reporting entity due to its common control with the Company 2019 Completed IPO in October 16

Our markets Company branches outside of Chicago MSA Company branches in Chicago MSA Lake Kane DeKalb Cook Will Kendall LaSalle Bureau Grundy Ford McLean De Witt Logan Tazewell Peoria Marshall Woodford Champaign Exposure to mid-sized and metropolitan markets Branch locations Chicago MSA 34% Mid-sized markets 66% Deposits Chicago MSA 51% Mid-sized markets 49% Loans Chicago MSA 33% Mid-sized markets 67% Branches $2.3bn $3.0bn 63 branches Note: Financial data as of September 30, 2020 17

Business strategy

Small enough to know you, big enough to serve you

Preserve strong ties to our communities

- Drake family involved in Central IL banking since 1920
- Management lives and works in our communities
- Community banking and relationship-based approach stems from adherence to our Midwestern values
- Committed to providing products and services to support the unique needs of our customer base
- Nearly all loans originated to borrowers domiciled within 60 miles of a branch

Deploy excess deposit funding into loan growth opportunities

- Highly defensible market position (Top 3 deposit market share rank in 6 of 7 largest core mid-sized markets in Central Illinois) that contributes to our strong core deposit base and funding advantage
- Continue to deploy our excess deposit funding (75% loan-to-deposit ratio) into attractive loan opportunities in larger, more diversified markets
- Efficient decision-making process provides a competitive advantage over the larger and more bureaucratic money center and super regional financial institutions that compete in our markets

Maintain a prudent approach to credit underwriting

- Robust underwriting standards will continue to be a hallmark of the Company
- Maintained sound credit quality and minimal originated problem asset levels during the Great Recession
- Diversified loan portfolio primarily within footprint
- Underwriting continues to be a strength as evidenced by only 4bps NCOs on loans originated by the Company in 2019[1]

Pursue strategic acquisitions and sustain strong profitability

- Positioned to be the acquirer of choice for many potential partners in and adjacent to our existing markets
- Successful integration of 8 community bank acquisitions in the last 13 years
- Chicago MSA, in particular, has ~100 banking institutions with less than $1bn in assets
- 1.78 ROAA%[2] and 4.38% NIM[3] in 2019, well above peer medians
- Highly profitable through the Great Recession

[1] Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company's underwriting criteria; metrics derived from originated loan data are non-GAAP metrics; for a reconciliation with GAAP metrics, see "Non-GAAP reconciliations"; [2] Metrics based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metrics, see "Non-GAAP reconciliations"; net income presented on C-Corporation equivalent basis; [3] Metrics presented on tax equivalent basis; peer metrics shown FTE where available; for reconciliation with GAAP metric, see "Non-GAAP reconciliations"

HBT Financial

18

Our core operating principles Continue disciplined growth ◼ Grow conservatively in our core mid-sized markets and in the Chicago MSA via organic channels and through M&A ◼ Pursue strategically compelling and financially attractive growth opportunities that are consistent with our culture Uphold our Midwestern values ◼ Long-time family-owned bank that demonstrates our values through hard work, perseverance, and doing the right thing ◼ Committed to all stakeholders, including our customers, employees, communities, and shareholders Prioritize safety and soundness ◼ Preserve asset quality through prudent underwriting standards ◼ Robust compliance management framework emphasizing sound governance practices ◼ Protect stable core deposit base through excellent customer service Maintain strong profitability ◼ Consistently generate strong earnings throughout various economic cycles, supported by: ◼ Leading deposit share in our core markets ◼ Underwriting attractively priced loans ◼ Robust credit risk management framework ◼ Diversified sources of fee income 19

Experienced executive management team with deep community ties Fred L. Drake Chairman and CEO 37 years with Company 40 years in industry J. Lance Carter President and Chief Operating Officer 19 years with Company 26 years in industry Patrick F. Busch Chief Lending Officer, President of Heartland Bank 25 years with Company 42 years in industry Matthew J. Doherty Chief Financial Officer 10 years with Company 28 years in industry Lawrence J. Horvath Senior Regional Lender, Heartland Bank 10 years with Company 35 years in industry Mark W. Scheirer Chief Credit Officer 9 years with Company 28 years in industry Andrea E. Zurkamer Chief Risk Officer 7 years with Company 20 years in industry Diane H. Lanier Chief Retail Officer 23 years with Company 35 years in industry 20

Investment highlights 4 1 2 3 5 Track record of successfully integrating acquisitions Consistent performance through cycles Leading market position in core mid-sized markets, with growth opportunity in the Chicago MSA Stable, low-cost deposit base Prudent risk management 21

Company’s performance compares favorably to peers . . . Cost of deposits 0.29% 0.84% Yield on loans 5.51% 5.27% Net interest margin (tax equivalent basis)2 4.38% 3.80% 77.9% 92.4% Loans-to-deposits 53.1% 56.8% Efficiency ratio (tax equivalent basis)2 Source: S&P Global Market Intelligence Note: Financial data as of and for the twelve months ended December 31, 2019; Peer data as of and for the twelve months ended December 31, 2019 (as available as of May 15, 2020) 1 Represents approximately 30 high performing major exchange-traded banks headquartered in the Midwest with $1.5-10bn in assets, core return on average assets greater than 1.10% and non- performing assets-to-assets less than 2.00%; 2 Metrics presented on tax equivalent basis; peer metrics shown FTE where available; for reconciliation with GAAP metric, see “Non-GAAP reconciliations”; 3 Metrics based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metric, see “Non-GAAP reconciliations”; net income presented on C-Corporation equivalent basis Company High-performing peers1 1.78% 1.49% Adjusted ROAA3 18.3% 14.9% Adjusted ROATCE3 1 2019 Performance 22

1 . . . and has been sustained through cycles . . .

Drivers of profitability

1. **Strong, low-cost deposits supported by our leading market share in core mid-sized markets**
2. **Relationship-based business model that has allowed us to cultivate and underwrite attractively priced loans**
3. **A robust credit risk management framework to prudently manage credit quality**
4. **Diversified sources of fee income, including in wealth management**

Pre-tax return on average assets (%)



Company
Company Adjusted[1]
High Performing Peer Median[2]
3.00%
2.75%
2.50%
2.25%
2.00%
1.75%
1.50%
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
2006
2007
2008
2009
2010
2011[1]
2012[1]
2013[1]
2014
2015
2016
2017
2018
2019

Consistent outperformance, even during periods of broad economic stress

Source: S&P Global Market Intelligence; For 2006 through June 30, 2012, the Company's pre-tax ROAA does not include Lincoln S.B. Corp. and its subsidiaries; [1] HBT pre-tax ROAA adjusted to exclude the following significant non-recurring items in the following years: 2011: $25.4 million bargain purchase gains; 2012: $11.4 million bargain purchase gains, $9.7 million net realized gain on securities, and $6.7 million net positive adjustments on FDIC indemnification asset and true-up liability; 2013: $9.1 million net realized loss on securities and $6.9 million net loss related to the sale of branches; [2] Represents approximately 30 high performing major exchange-traded banks headquartered in the Midwest with $1.5-10bn in assets, core return on average assets greater than 1.10% and non-performing assets-to-assets less than 2.00%

HBT Financial

23

1 . . . driving compelling tangible book value growth

Tangible book value per share over time ($ per share)[1]



TBVPS CAGR[1]: 12.0%
TBVPS CAGR[1]: 13.6%
$4.69
$5.38
$6.10
$6.91
$10.15
$12.56
$12.93
$14.72
$15.33
$16.25
$16.23
$17.27
$17.80
$(7.26)
$10.54
$11.12
$11.97
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
3Q19
IPO Diultion[2]
3Q19 IPO Adjusted[2]
2019
3Q20

Cumulative effect of dividends paid ($ per share)[3]



$0.20
$0.40
$0.60
$0.79
$1.53
$1.76
$2.03
$2.37
$3.21
$5.01
$5.88
$7.83
$0.45
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
3Q19
3Q19
2019
3Q20

[1] For reconciliation with GAAP metric, see "Non-GAAP reconciliations"; [2] In 2019, HBT Financial issued and sold 9,429,794 shares of common stock at a price of $16 per share. Total proceeds received by the Company, net of offering costs, were $138.5 million and were used to fund a $170 million special dividend to stockholders of record prior to the initial public offering. Amount reflects dilution per share attributable to newly issued shares in initial public offering (IPO) and special dividend payment. For reconciliation with GAAP metric, see "Non-GAAP reconciliations" 3 Excludes dividends paid to S Corp shareholders for estimated tax liability prior to conversion to C Corp status on October 11, 2019. Excludes $170 million special dividend funded primarily from IPO proceeds. For reconciliation with GAAP metric, see "Non-GAAP reconciliations"

HBT Financial

24

Leading market position in core mid-sized markets . . . Top 3 deposit share rank in 6 of 7 largest core mid-sized markets in Central Illinois Company Market County % of Company deposits Deposits ($mm) Branches Market share Rank Population (000) Money Center share1 McLean $570 9 16.3% 2 171 10.5% DeKalb 353 7 13.5% 4 105 – Tazewell 239 7 7.8% 2 131 – Woodford 226 6 28.1% 2 38 – Cook 221 2 0.1% 57 5,121 38.4% Bureau 216 4 20.1% 1 32 – Logan 199 4 34.0% 1 28 – De Witt 170 3 39.0% 1 15 – Other Counties 821 21 Company market share by county 26% 6% 7% 7% 7% 8% 8% 12% 19% Note: Data as of June 30, 2020 Source: S&P Global Market Intelligence; Note: Analysis excludes deposits from non-retail branches; McLean County excludes State Farm Bank given its lack of retail banking locations 1 Money Center banks include Chase, Bank of America, Wells Fargo, and Citibank Shaded counties denote Company’s top mid-sized markets by deposit share 2 25

2 . . . with growth opportunity in the Chicago MSA

Overview

- Entered market in 2011 with acquisition of Western Springs National Bank
- Chicago MSA is home to >9.5mm residents, with an annual GDP >$675bn
- Second largest MSA in the country for middle market businesses[1]
- In-market disruption from recent bank M&A in Chicago MSA has provided attractive source of local talent
- Scale and diversity of Chicago MSA provides continued growth opportunities, both in lending and deposits
- Match-funded loan growth as evidenced by 112% loan-to-deposit ratio within the Chicago MSA
- Loan growth in Chicago MSA spread across a variety of commercial asset classes, including multifamily, mixed use, industrial, retail, and office

Chicago MSA comprises a major component of our business . . .

34% of deposits

51% of loans

33% of branches

. . . and continues to grow

Loans within the Chicago MSA ($mm)



CAGR of 5.6% ex. PPP loans
Non-PPP Chicago MSA
PPP Chicago MSA
68
897
900
941
1,021
1,101
2016
2017
2018
2019
3Q20
CAGR of 7.3%

Note: Financial data as of September 30, 2020 unless otherwise indicated
[1] Middle market firms are defined as businesses with revenues between $10mm and $1bn

HBT Financial

26

18% 20% 10% 18% 2016 2Q19 2016 1Q19 0.17% 0.16% 0.16% 0.15% 0.17% 0.17% 0.18% 0.17% 0.17% 0.20% 0.23% 0.24% 0.29% 0.30% 0.29% 0.26% 0.24% 0.14% 0.11% 0.25% 0.24% 0.27% 0.27% 0.26% 0.30% 0.35% 0.36% 0.40% 0.51% 0.63% 0.70% 0.77% 0.87% 0.89% 0.83% 0.70% 0.43% Company cost of deposits* High performing peers cost of deposits Stable, low-cost deposit base . . . Cost of deposits remains considerably below peers Source: S&P Global Market Intelligence Note: Financial data as of and for the three months ended September 30, 2020 unless otherwise indicated; Peer data as of and for the three months ended June 30, 2020 (as available through October 18, 2020); 1 Represents 30 high performing major exchange-traded banks headquartered in the Midwest with $1.5-10bn in assets, core return on average assets greater than 1.10% and non-performing assets-to-assets less than 2.00% for the year ended December 31, 2019 * Annualized measure. The method used to calculate annualization factors for interim period ratios has changed from financial information previously presented. The annualization factor is now calculated using the number of days in the year divided by the number of days in the interim period. Previously, annualization factors were calculated as 4 divided by the number of quarters in the interim period, or an annualization factor of 4 for a quarterly period. The change was applied retrospectively to all periods presented and did not have a material impact on the annualized interim ratios. Historical time deposit composition (%) 1 Company High performing peers1 (8%) (2%) 2Q20 2Q20 3 27

3 . . . has supported NIM trends

- The reduction in the target federal funds rate in March 2020 and continued low interest rate environment has pressured the net interest margin
- 42% of the loan portfolio matures or reprices within the next 12 months
- Loan mix is 64% fixed rate and 36% variable rate; 55% of variable rate loans have floors and 81% of those loans have hit their floors

Company



FTE NIM[1*]
GAAP NIM*
Accretion of acquired loan discounts contribution to Company GAAP NIM
4.01%
4.25%
4.38%
4.09%
3.57%
3.45%
3.83%
4.16%
4.31%
4.03%
3.51%
3.39%
2017
2018
2019
1Q20
2Q20
3Q20
16bps
13bps
7bps
5bps
1bp
2bps

High performing peers[2]



3.72%
3.83%
3.80%
3.71%
3.37%
2017
2018
2019
1Q20
2Q20

Source: S&P Global Market Intelligence; Note: Peer group NIMs shown on FTE basis when available; (data for peers as available through October 18, 2020); [1] Tax-equivalent basis metric; for reconciliation with GAAP metric, see "Non-GAAP reconciliations"; [2] Represents 30 high performing major exchange-traded banks headquartered in the Midwest with $1.5-10bn in assets, core return on average assets greater than 1.10% and non-performing assets-to-assets less than 2.00% for the year ended December 31, 2019; * Annualized measure. The method used to calculate annualization factors for interim period ratios has changed from financial information previously presented. The annualization factor is now calculated using the number of days in the year divided by the number of days in the interim period. Previously, annualization factors were calculated as 4 divided by the number of quarters in the interim period, or an annualization factor of 4 for a quarterly period. The change was applied retrospectively to all periods presented and did not have a material impact on the annualized interim ratios.

HBT Financial

28

4 Track record of successfully integrating acquisitions

2007
BankPlus
Morton, IL
$231mm deposits

2010
Bank of Illinois
Normal, IL
FDIC-assisted
$176mm deposits

2011
Western Springs National Bank
Western Springs, IL
FDIC-assisted
$184mm deposits

Bank of Shorewood
Shorewood, IL
FDIC-assisted
$105mm deposits

2012
Farmer City State Bank
Farmer City, IL
$70mm deposits

Citizens First National Bank
Princeton, IL
FDIC-assisted
$808mm deposits

2015
National Bancorp, Inc. (American Midwest Bank)
Schaumburg, IL
$447mm deposits

2018
Lincoln S.B. Corp (State Bank of Lincoln)[1]
Lincoln, IL
$357mm deposits

[1] Although the Lincoln Acquisition is identified as an acquisition in the above table, the transaction was accounted for as a change of reporting entity due to its common control with Company

HBT Financial

29

5 Prudent risk management

Framework and key policies

- Risk management culture instilled by management
- Well-diversified loan portfolio across commercial, regulatory CRE, and residential
- Primarily originated across in-footprint borrowers with 94% of portfolio originated by HBT team (vs. acquired)
- Centralized credit underwriting group that evaluates all exposures over $500,000 to ensure uniform application of policies and procedures
- Conservative credit culture, strong underwriting criteria, and regular loan portfolio monitoring

Balance sheet composition as of September 30, 2020


Loans
Cash & securities
Other assets
Other liabilities
Noninterest-bearing deposits
Interest-bearing deposits
Borrowings
Equity
76% L/D ratio

Historical net charge-offs (%)


NCOs / Loans
Originated NCOs / Originated Loans¹
0.23%
0.15%
0.23%
0.07%
0.04%
0.08%
0.14%
0.17%
0.04%
0.01%
2016
2017
2018
2019
Q3-YTD

Originated and acquired loans¹ ($mm)


Originated
Originated - PPP
Acquired
417
291
220
165
132
180
1,689
1,825
1,924
1,998
1,968
2016
2017
2018
2019
3Q20
4.2% Originated Loan CAGR

¹ Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company's underwriting criteria; Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank or Lincoln Bank; originated loan CAGR excludes PPP loans

HBT Financial
30

Appendix 31

Non-GAAP reconciliations

Adjusted net income and adjusted ROAA

($000)	2017	2018	2019	3Q20	Q3-YTD
Net income	$56,103	$63,799	$66,865	$10,563	$24,203
C-Corp equivalent adjustment [2]	(18,809)	(15,502)	(13,493)	--	--
C-Corp equivalent net income [2]	$37,294	$48,297	$53,372	$10,563	$24,203
Adjustments:					
Net earnings (losses) from closed or sold operations, including gains on sale [1]	1,712	(822)	524	--	--
Charges related to termination of certain employee benefit plans	--	--	(3,796)	--	(1,457)
Impairment losses related to closure of branches	(1,936)	--	--	--	--
Nonrecurring charge related to an employee benefits policy change	(1,336)	--	--	--	--
Expenses related to FDIC indemnification assets and liabilities	(999)	--	--	--	--
Realized gain (loss) on sales of securities	(1,275)	(2,541)	--	--	--
Mortgage servicing rights fair value adjustment	(315)	629	(2,400)	(268)	(2,947)
Total adjustments	(4,149)	(2,734)	(5,672)	(268)	(4,404)
Tax effect of adjustments	1,685	779	1,617	76	1,255
Less adjustments after tax effect	(2,464)	(1,955)	(4,055)	(192)	(3,149)
Adjusted net income	**$39,758**	**$50,252**	**$57,427**	**$10,755**	**$27,352**
Average assets	$3,320,239	$3,247,598	$3,233,386	$3,512,691	$3,385,015
Return on average assets	1.69%	1.96%	2.07%	1.20%*	0.96%*
C Corp equivalent return on average assets	1.12%	1.49%	1.65%	N/A	N/A
Adjusted return on average assets	**1.20%**	**1.55%**	**1.78%**	**1.22%***	**1.08%***

* Annualized measure; [1] Closed or sold operations include HB Credit Company, HBT Insurance, and First Community Title Services, Inc.; [2] Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such year. No such adjustment is necessary for periods subsequent to 2019.

HBT Financial

32

Non-GAAP reconciliations (cont'd)

Average tangible common equity and adjusted ROATCE

($000)	2017	2018	2019	3Q20	Q3-YTD
Total stockholders' equity	$338,317	$330,214	$341,544	$355,296	$347,812
Less: goodwill	(23,620)	(23,620)	(23,620)	(23,620)	(23,620)
Less: core deposit intangible assets	(7,943)	(6,256)	(4,748)	(3,284)	(3,589)
Average tangible common equity	**$306,754**	**$300,338**	**$313,176**	**$328,392**	**$320,603**
Net income	$56,103	$63,799	$66,865	$10,563	$24,203
C Corp equivalent net income [1]	37,294	48,297	53,372	N/A	N/A
Adjusted net income	39,758	50,252	57,427	10,755	27,352
Return on average stockholders' equity	16.58%	19.32%	19.58%	11.83%*	9.30%*
C Corp equivalent return on average stockholders' equity [1]	11.02%	14.63%	15.63%	N/A	N/A
Adjusted return on average stockholders' equity	11.75%	15.22%	16.81%	12.04%*	10.50%*
Return on average tangible common equity	18.29%	21.24%	21.35%	12.80%*	10.08%*
C Corp equivalent return on average tangible common equity [1]	12.16%	16.08%	17.04%	N/A	N/A
Adjusted return on average tangible common equity	**12.96%**	**16.73%**	**18.34%**	**13.03%***	**11.40%***

* Annualized measure; [1] Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such year. No such adjustment is necessary for periods subsequent to 2019.

HBT Financial

33

Non-GAAP reconciliations (cont'd)

Net interest income (tax-equivalent basis)

($000)	2017	2018	2019	1Q20	2Q20	3Q20	Q3-YTD
Net interest income	$120,998	$129,442	$133,800	$30,662	$28,908	$28,871	$88,441
Tax equivalent adjustment	5,527	2,661	2,309	463	483	495	1,441
Net interest income (tax-equivalent basis)	**$126,525**	**$132,103**	**$136,109**	**$31,125**	**$29,391**	**$29,366**	**$89,882**
Average interest-earnings assets	$3,157,195	$3,109,289	$3,105,863	$3,063,086	$3,315,561	$3,385,466	$3,255,182

Net interest margin (tax-equivalent basis)

(%)	2017	2018	2019	1Q20	2Q20	3Q20	Q3-YTD
Net interest margin	3.83%	4.16%	4.31%	4.03%*	3.51%*	3.39%*	3.63%*
Tax equivalent adjustment	0.18%	0.09%	0.07%	0.06%*	0.06%*	0.06%*	0.06%*
Net interest margin (tax-equivalent basis)	**4.01%**	**4.25%**	**4.38%**	**4.09%***	**3.57%***	**3.45%***	**3.69%***

* Annualized measure. The method used to calculate annualization factors for interim period ratios has changed from financial information previously presented. The annualization factor is now calculated using the number of days in the year divided by the number of days in the interim period. Previously, annualization factors were calculated as 4 divided by the number of quarters in the interim period, or an annualization factor of 4 for a quarterly period. The change was applied retrospectively to all periods presented and did not have a material impact on the annualized interim ratios.

HBT Financial

34

Non-GAAP reconciliations (cont’d) Efficiency ratio (tax-equivalent basis) ($000) 2017 2018 2019 3Q20 Q3-YTD Total noninterest expense $94,057 $90,317 $91,026 $22,485 $69,291 Less: amortization of intangible assets (1,916) (1,559) (1,423) (305) (927) Adjusted noninterest expense $92,141 $88,758 $89,603 $22,180 $68,364 Net interest income $120,998 $129,442 $133,800 $28,871 $88,441 Total noninterest income 33,171 31,240 32,751 10,052 23,364 Operating revenue 154,169 160,862 166,551 38,923 111,805 Tax-equivalent adjustment 5,527 2,661 2,309 495 1,441 Operating revenue (tax-equivalent basis) $159,696 $163,343 $168,860 $39,418 $113,246 Efficiency ratio 59.77% 55.24% 53.80% 56.98% 61.15% Efficiency ratio (tax-equivalent basis) 57.70% 54.34% 53.06% 56.27% 60.37%

Non-GAAP reconciliations (cont’d) ($000) 2016 2017 2018 2019 Q3-YTD Net charge-offs $4,974 $3,082 $4,953 $1,614 $747 Net charge-offs (originated) 1 1,245 2,500 3,137 732 155 Net charge-offs (acquired) 1 3,729 582 1,816 882 592 Average loans, before allowance for loan losses $2,132,405 $2,091,863 $2,131,512 $2,178,897 $2,228,145 Average loans, before allowance for loan losses (originated) 1 1,611,846 1,748,418 1,873,623 1,981,658 2,080,668 Average loans, before allowance for loan losses (acquired) 1 520,559 343,445 257,889 197,239 147,477 Net charge-offs percentage 0.23% 0.15% 0.23% 0.07% 0.04%* Net charge-offs percentage (originated) 1 0.08% 0.14% 0.17% 0.04% 0.01%* Net charge-offs percentage (acquired) 1 0.72% 0.17% 0.70% 0.45% 0.54%* Originated and acquired NCOs / loans * Annualized measure; 1 Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. 36

Non-GAAP reconciliations (cont'd)

Credit quality ratios

($000)	2017	2018	2019	3Q20
Non-performing loans [2]	$22,102	$15,913	$19,049	$15,208
Foreclosed assets	16,545	9,559	5,099	3,857
Non-performing assets [2]	**$38,647**	**$25,472**	**$24,148**	**$19,065**
Loans, before allowance for loan losses	$2,115,946	$2,144,257	$2,163,826	$2,279,639
Nonperforming loans to loans, before allowance for loan losses	1.04%	0.74%	0.88%	0.67%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	1.81%	1.18%	1.11%	0.83%

Credit quality ratios (originated) [1]

($000)	2017	2018	2019	3Q20
Non-performing loans	$15,533	$10,366	$10,841	$10,196
Foreclosed assets	5,950	1,395	1,022	939
Non-performing assets	**$21,483**	**$11,761**	**$11,863**	**$11,135**
Loans, before allowance for loan losses	$1,825,129	$1,923,859	$1,998,496	$2,148,074
Nonperforming loans to loans, before allowance for loan losses	0.85%	0.54%	0.54%	0.47%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	1.17%	0.61%	0.59%	0.52%

Credit quality ratios (acquired) [1]

($000)	2017	2018	2019	3Q20
Non-performing loans [2]	$6,569	$5,547	$8,208	$5,012
Foreclosed assets	10,595	8,164	4,077	2,918
Non-performing assets [2]	**$17,164**	**$13,711**	**$12,285**	**$7,930**
Loans, before allowance for loan losses	$290,817	$220,398	$165,330	$131,565
Nonperforming loans to loans, before allowance for loan losses	2.26%	2.52%	4.96%	3.81%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	5.69%	6.00%	7.25%	5.90%

[1] Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company's underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln; [2] Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $0.3 million as of December 31, 2017, $2.7 million as of December 31, 2018, $0.1 million as of December 31, 2019, and $30 thousand as of September 30, 2020.

HBT Financial

37

Non-GAAP reconciliations (cont’d) Tangible book value per share and cumulative effect of dividends (2007 to 3Q19) ($mm) 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 3Q19 Tangible book value per share Total equity $109 $120 $130 $143 $197 $262 $257 $287 $311 $326 $324 $340 $349 Less goodwill (23) (23) (23) (23) (23) (23) (12) (12) (24) (24) (24) (24) (24) Less core deposit intangible (9) (9) (7) (7) (7) (15) (11) (9) (11) (9) (7) (5) (4) Tangible common equity $77 $88 $99 $113 $167 $224 $233 $265 $276 $294 $293 $311 $321 Shares outstanding (mm) 16.47 16.28 16.30 16.33 16.45 17.84 18.03 18.03 18.02 18.07 18.07 18.03 18.03 Book value per share $6.65 $7.36 $7.95 $8.73 $12.00 $14.68 $14.23 $15.92 $17.26 $18.05 $17.92 $18.88 $19.36 Tangible book value per share $4.69 $5.38 $6.10 $6.91 $10.15 $12.56 $12.93 $14.72 $15.33 $16.25 $16.23 $17.27 $17.80 TBVPS CAGR (%) 12.0% Cumulative effect of dividends per share Cumulative regular dividends $-- $3 $7 $10 $13 $17 $22 $26 $33 $38 $46 $54 $62 Cumulative special dividends -- -- -- -- -- 10 10 10 10 20 45 52 79 Cumulative effect of dividends $-- $3 $7 $10 $13 $27 $32 $36 $43 $58 $91 $106 $141 Shares outstanding (mm) 16.47 16.28 16.30 16.33 16.45 17.84 18.03 18.03 18.02 18.07 18.07 18.03 18.03 Cumulative effect of dividends per share $-- $0.20 $0.40 $0.60 $0.79 $1.53 $1.77 $2.02 $2.36 $3.21 $5.01 $5.88 $7.83 38

Non-GAAP reconciliations (cont’d) IPO adjusted tangible book value per share ($mm) IPO Adjusted 3Q19 2019 3Q20 Tangible book value per share Total equity $333 $355 Less goodwill (24) (24) Less core deposit intangible (4) (3) Tangible common equity $305 $329 Shares outstanding (mm) 27.46 27.46 Book value per share $12.12 $12.94 Tangible book value per share $10.54 $11.12 $11.97 TBVPS CAGR (%) 13.6% Tangible book value per share (IPO adjusted 3Q19 to 2Q20) ($000) 3Q19 Tangible common equity Total equity $348,936 Less goodwill (23,620) Less core deposit intangible (4,366) Tangible common equity 320,950 Net proceeds from initial public offering 138,493 Use of proceeds from initial public offering (special dividend) (169,999) IPO adjusted tangible common equity $289,444 Shares outstanding 18,027,512 New shares issued during initial public offering 9,429,794 Shares outstanding, following the initial public offering 27,457,306 Tangible book value per share $17.80 Dilution per share attributable to new investors and special dividend payment (7.26) IPO adjusted tangible book value per share $10.54 39

Non-GAAP reconciliations (cont’d) ($000) 2016 2017 2018 2019 3Q20 Tangible common equity Total equity $326,246 $323,916 $340,396 $332,918 $355,294 Less goodwill (23,620) (23,620) (23,620) (23,620) (23,620) Less core deposit intangible (8,928) (7,012) (5,453) (4,030) (3,103) Tangible common equity $293,698 $293,284 $311,323 $305,268 $328,571 Tangible assets Total assets $3,317,124 $3,312,875 $3,249,569 $3,245,103 $3,535,223 Less goodwill (23,620) (23,620) (23,620) (23,620) (23,620) Less core deposit intangible (8,928) (7,012) (5,453) (4,030) (3,103) Tangible assets $3,284,576 $3,282,243 $3,220,496 $3,217,453 $3,508,500 Total stockholders’ equity to total assets 9.84% 9.78% 10.48% 10.26% 10.05% Tangible common equity to tangible assets 8.94% 8.94% 9.67% 9.49% 9.36% Tangible common equity to tangible assets 40

Non-GAAP reconciliations (cont’d) ($000) 2017 2018 2019 3Q20 Total deposits $2,855,685 $2,795,970 $2,776,855 $3,016,661 Less time deposits of $250,000 or more (42,830) (36,875) (44,754) (24,734) Less brokered deposits -- -- -- -- Core deposits $2,812,855 $2,759,095 $2,732,101 $2,991,927 Core deposits to total deposits 98.50% 98.68% 98.39% 99.18% Core deposits 41

HBT Financial, Inc.